                                                        Exhibit 5



DAVID A. BRUNE                BALTIMORE GAS AND ELECTRIC COMPANY
GENERAL COUNSEL               39 W. LEXINGTON STREET
                              17TH FLOOR
                              BALTIMORE, MARYLAND  21201
                              410 234-5685



[Baltimore Gas and Electric Company Logo goes here]



                                   May 19, 1995


Baltimore Gas and Electric Company
39 W. Lexington Street
Baltimore, Maryland  21201

Gentlemen:

     This opinion is provided in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by Baltimore Gas and Electric Company ("BGE") with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, regarding the proposed issuance of up to 3,000,000 shares of Common Stock without par value (the "Common Stock") under BGE's 1995 Long Term Incentive Plan (LTIP).

     I am the General Counsel of BGE and head of its Legal Department. I am generally familiar with BGE's corporate history, properties, operations, Charter (including amendments, supplements, and restatements thereto), and the issuance of its securities outstanding. In connection with this opinion I, together with attorneys I supervise, have considered, among other things (1) the Charter of BGE; (2) the By-Laws of BGE; (3) the corporate proceedings for approval of the LTIP; (4) the Registration Statement; (5) the provisions of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), together with an order dated January 16, 1956, issued by the Commission (File No. 31-631) exempting BGE from the provisions of the 1935 Act applicable to it as a holding company; and (6) such other documents, transactions, and matters of law as we deemed necessary in order to render this opinion.

     This opinion is subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended.

Baltimore Gas and Electric Company
May 19, 1995
Page 2


     Based on the foregoing, I am of the opinion that the Common
Stock, when issued and delivered in accordance with the LTIP, will constitute legally issued, fully paid, and nonassessable shares of Common Stock of BGE.

     I express no opinion as to the law of any jurisdiction other than the law of the State of Maryland and the law of the United States of America. The opinion expressed herein concerns only the effect of the law (excluding the principles of conflicts of law) of the State of Maryland and the United States of America as currently in effect.

     This opinion is provided solely for your benefit and may not be relied upon by, or quoted to, any other person or entity, in whole or in part, without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to me in the Registration Statement (and any amendments thereto) or the prospectus constituting a part of the Registration Statement (and any amendments or supplements thereto).

                                   Very truly yours,

                                   /s/ David A. Brune



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